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                                                                     EXHIBIT 4.4


                       CERTIFICATE OF CHANGE OF ADDRESS OF
                   REGISTERED OFFICE AND OF REGISTERED AGENT
            PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE



To:   DEPARTMENT OF STATE
      Division of Corporations
      Townsend Building
      Federal Street
      Dover, Delaware 19903

         Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

       1. The name of the agent is:             The Corporation Trust Company

       2. The address of the old registered office was:

                                100 West Tenth Street
                                Wilmington, Delaware 19801

       3. The address to which this registered office is to be changed is:

                                Corporation Trust Center
                                1209 Orange Street
                                Wilmington, Delaware 19801

          The new address will be effective on July 30, 1984.

       4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

               IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant Secretary this 25th day of July, 1984.


                                              THE CORPORATION TRUST COMPANY
                                         ---------------------------------------
                                               (Name of Registered Agent)

                                         By   /s/ VIRGINIA CORNELL
                                           -------------------------------------
                                                      (Vice-President)

ATTEST:


       /s/ [ILLEGIBLE]
- -------------------------------
     (Assistant Secretary)